UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

REGIONAL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	33-131110-NY	22-1895668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Parkland Boulevard Cleveland, Ohio		44124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 825-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 12, 2016, stockholders of Regional Brands Inc. (the “Company”) holding a majority of the issued and outstanding shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), by written consent in lieu of a meeting, approved a certificate of amendment (the “Amendment”) to the Company’s Certificate of Incorporation to effect a 1-for-1,000 reverse stock split (the “Reverse Split”) of the Common Stock and to reduce the number of shares of Common Stock the Company is authorized to issue from 750,000,000 to 50,000,000 shares.  The Amendment was approved by Merlin Partners LP and Ancora Catalyst Fund LP, which collectively own approximately 87.8% of the issued and outstanding shares of Common Stock. The Reverse Split is anticipated to become effective upon the filing of the Amendment with the Delaware Secretary of State.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 18, 2016	REGIONAL BRANDS INC.

	By:	/s/ Brian Hopkins
		Name:	Brian Hopkins
		Title:	Chairman, Chief Executive Officer and President